                                                                     Exhibit 4.4

                             BUSINESS OBJECTS S.A.
                            1999 STOCK OPTION PLAN


     In conformity with the provisions of Articles 208-1 et. seq. of the law No. 66-537 of July 24, 1966 concerning commercial companies, Business Objects S.A. adopted a plan for the grant to Beneficiaries (defined below) of options giving rights to subscribe or purchase shares of the Company. In furtherance of such decision the board of directors has adopted the Business Objects S.A. 1999 Stock Option Plan which was approved by the shareholders of the Company on May 4, 1999.

     The terms and conditions of the Business Objects S.A. 1999 Stock Option Plan, as amended, are set out below.

1.   Purposes of the Plan
     --------------------

     The purposes of this Stock Option Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility;
     -     to provide additional incentive to Beneficiaries; and
     -     to promote the success of the Company's business.

     Options granted under the Plan to U.S. Beneficiaries are intended to be Incentive Stock Options or Non-Statutory Stock Options, as determined by the Administrator at the time of grant of an Option, and shall comply in all respects with Applicable U.S. Laws in order that they may benefit from available fiscal advantages.

2.   Definitions. As used herein, the following definitions shall apply:
     -----------

(a)  "Share" means an ordinary share of the Company, as adjusted from time to
      -----
      time in accordance with Section 11 of the Plan.

(b)  "Director" means a member of the Board.
      --------

(c)  "ADR" means an American Depositary Receipt evidencing an American
      ---
     Depositary Share corresponding to one Share.

(d)  "Shareholder Authorization" means the authorizations given by the
      -------------------------
     shareholders of the Company in an extraordinary general meeting held on May 4, 1999 permitting the Board to grant Stock Options.

(e)  "Optionee" means a Beneficiary who holds at least one outstanding Option.
      --------

(f)  "Change in Control" shall mean, and shall be deemed to have occurred if:
     -------------------

     (i) any person or entity, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities, or

     (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

     (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets to an entity other than an Affiliated Company.

(g)  "Code" means the United States Internal Revenue Code of 1986, as amended.
      ----

(h)  "Board" means the board of directors of the Company.
      -----

(i)  "Option Agreement" means a written agreement between the Company and an
      ----------------
     Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(j)  "Notice of Grant" means a written notice evidencing certain terms and
      ---------------
     conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(k)  "Beneficiary" means the Chief Executive Officer (President-Directeur
      -----------
     General) and Managing directors (Directeurs generaux) and any Officers or other person employed by the Company or any Affiliated Company. Neither service as a Director nor payment of a director's fee by the Company or an Affiliated Company shall be sufficient to constitute "employment" by the Company or an Affiliated Company.

(l)  "U.S. Beneficiary" means a Beneficiary of the Company or an Affiliated
      ----------------
     Company residing in the United States or otherwise subject to United States' laws and regulations.

(m)  "Exchange Act" means the United States Securities Exchange Act of 1934, as
      ------------
     amended.

(n)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter
      ----------
     existing, as defined in Section 424(f) of the Code.

(o)  "Administrator" means the board of directors of the Company, as shall
      -------------
     administer the Plan in accordance with Section 4 of the Plan, it being specified that pursuant to article 11.3 of the by-laws of the Company, any board member who is eligible to receive Options is prohibited from voting on decisions to grant Options if such board member is the Beneficiary of such Options;

(p)  "Disability" means total and permanent disability.
      ----------

(q)  "Incentive Stock Option" means an Option granted only to U.S. Beneficiaries
      ----------------------
     and intended to qualify as an incentive stock option within the meaning of
     Section 422 of the Code and the regulations promulgated thereunder.

(r)  "Law" means French law no. 66-537 dated July 24, 1966 concerning commercial
      ---
     companies.

(s)  "Applicable U.S. Laws" means the legal requirements relating to the
      --------------------
     administration of stock option plans under state corporate and securities laws and the Code in force in the United States of America.

(t)  "Non-statutory Stock Option" means an Option which does not qualify as an
      --------------------------
     Incentive Stock Option.

(u)  "Officer" means a Beneficiary who is an officer of the Company or an
      -------
     Affiliated Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)  "Option" means a stock option granted pursuant to the Plan.
      ------

(w)  "Plan" means this 1999 Stock Option Plan, as amended.
      ----

(x)  "Option Exchange Program" means a program whereby outstanding Options are
      -----------------------
     surrendered in exchange for options with a lower exercise price.

(y)  "Continuous Status as a Beneficiary" means that the employment relationship
      ----------------------------------
     with the Company or any Affiliated Company is not interrupted or terminated. Continuous Status as a Beneficiary shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliated Company, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave. For purposes of U.S. Beneficiaries and Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by a U.S. Beneficiary shall cease to be treated as an Incentive Stock Option and shall be treated for U.S. tax purposes as a Non-statutory Stock Option.

(z)  "Company" means Business Objects S.A., a corporation organized under the
      -------
     laws of the Republic of France.

(aa) "Affiliated Company" means a company which conforms with the criteria set
     ------------------
     forth in Article 208-4 of the Law as follows:

     - companies of which at least one tenth (1/10) of the share capital or voting rights is held directly or indirectly by the Company;

     - companies which own directly or indirectly at least one tenth (1/10) of the share capital or voting rights of the Company; and

     - companies of which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which owns directly or indirectly at least fifty percent (50%) of the share capital or voting rights of the Company.

(bb) "Parent" means a "parent corporation", whether now or hereafter existing,
      ------
     as defined in Section 424(e) of the Code.

(cc) "Fair Market Value"  The Fair Market Value shall be determined as follows:
      -----------------

     (i) if the Shares are listed on a Regulated Market, the Fair Market Value of a Share shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such Regulated Market on the last market trading day prior to the day of grant, as reported in La Tribune, or such other source as the Administrator deems reliable;

     (ii) if the Shares or ADRs corresponding to Shares are quoted on any system or exchange other than a Regulated Market, the Fair Market Value of a Share or an ADR shall be the closing sale price for such Share or ADR (or the closing bid, if no sales were reported) as quoted on the system or exchange with the greatest volume of trading shares or ADRs on the last trading day prior to the grant date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(dd) "Regulated Market" shall mean, as of any date, a stock exchange or system on which the Shares or ADRs are traded which is deemed to be a regulated market ("marche reglemente") under the law n(degree) 98-546 of July 3, 1998, as amended.

3.   Stock Subject to the Plan
     -------------------------

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and issued under the Plan is 875,000 Shares.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unsubscribed or unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.   Administration of the Plan
     --------------------------

(a)  Procedure. The Plan shall be administered by the Administrator.
     ---------

(b)  Powers of the Administrator. Subject to the provisions of the Law, the
     ---------------------------
Shareholder Authorization, the Plan and U.S. Applicable Laws, the Administrator shall have the authority, in its discretion:

     (i)   to determine the Fair Market Value of the Shares, in accordance with
           Section 2(cc) of the Plan;

     (ii)  to select the Beneficiaries to whom Options may be granted hereunder;

     (iii) to determine whether and to what extent Options are granted hereunder;

     (iv) to determine the number of Shares to be covered by each Option granted hereunder;

     (v)   to approve forms of agreement for use under the Plan;

     (vi) to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of any Options granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     (vii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

     (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     (ix) to modify or amend each Option (subject to Section 13(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

     (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

     (xi)   to decide and institute an Option Exchange Program;

     (xii)  to determine the terms and restrictions applicable to Options; and

     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator's Decision. The Administrator's decisions,
     ----------------------------------
determinations and interpretations shall be final and binding on all Optionees.

5.   Limitations
     -----------

(a) In the case of U.S. Beneficiaries, each Option shall be designated in the Notice of Grant either as an Incentive Stock Option or as a Non-Statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value:

     (i) of Shares subject to an Optionee's Incentive Stock Options granted by the Company or any Affiliated Company, which

     (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Affiliated Company)

exceeds $100,000, such excess Options shall be treated as Non-statutory Stock Options. For purposes of this Section 5(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of the grant.

(b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment with the Company or any Affiliated Company, nor shall they interfere in any way with the Optionee's right or the Company's or Affiliated Company's right, as the case may be, to terminate such employment at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options to
Beneficiaries:

     (i) No Beneficiary shall be granted, in any fiscal year of the Company, Options to subscribe or purchase more than 150,000 Shares.

     (ii) Notwithstanding the foregoing, the Company may also make additional grants of up to 300,000 Shares to newly-hired Beneficiaries.

     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

(d) Other than as expressly provided hereunder, including Section 2 (k) above, no member of the Board of Directors shall be eligible to receive an Option under the Plan.

6.   Term of Plan
     ------------

     The Plan is effective and Options may be granted as of May 4, 1999, the date of the Plan's adoption by the shareholders. It shall continue in effect for a term of five (5) years unless terminated earlier under Section 13 of the Plan, so that Options may be granted hereunder until May 4, 2004.

7.   Term of Option
     --------------

     The term of each Option shall be stated in the Notice of Grant, as ten (10) years from the date of grant in accordance with the Shareholder Authorization. Notwithstanding the foregoing, Options granted to Beneficiaries of the United Kingdom subsidiary of the Company or Beneficiaries who are otherwise residents of the United Kingdom or who are subject to the laws of the United Kingdom shall have a term of seven (7) years less one day from the date of grant.

8.   Option Exercise Price and Consideration
     ---------------------------------------

(a)  Exercise Price
     --------------

     (a - 1)   If the Shares are traded on a Regulated Market, the per Share exercise price for the Shares to be issued or purchased pursuant to exercise of an Incentive Stock Option or a Non-statutory Stock Option shall be determined by the Administrator subject to the following:

               (A) In the case of an Incentive Stock Option granted to a U.S. Beneficiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary, to the extent such U.S. Beneficiary is permitted by the Law to receive Incentive Stock Option grants, the per Share exercise price shall be no less than the higher of (i) 110% of the Fair Market Value per Share or (ii) 80% of the average Fair Market Values on the twenty trading days preceding the grant date.

               (B) In the case of an Option granted to any Beneficiary other than a U.S. Beneficiary described in paragraph (A) immediately above, the per Share exercise price shall be no less than the higher of (i) 100% of the Fair Market Value per Share, or (ii) 80% of the average Fair Market Values on the twenty trading days preceding the grant date.

     (a - 2)   If the Shares or ADRs are traded on any system or exchange other than a Regulated Market, the per Share exercise price for the Shares to be issued or purchased pursuant to exercise of an Incentive Stock Option or a Non-statutory Stock Option shall be determined by the Administrator subject to the following:

               (A) In the case of an Incentive Stock Option granted to a U.S. Beneficiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting rights of all classes of stock of the Company or any Parent or Subsidiary, to the extent such U.S. Beneficiary is permitted by the Law to receive Incentive Stock Option grants, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share.

               (B) In the case of an Option granted to any Beneficiary other than a U.S. Beneficiary described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value.

     (a - 3)   It being specified that, when an option entitles the holder to purchase shares previously repurchased by the Company, the exercise price, notwithstanding the above provisions and in accordance with the Law, may not be less than eighty (80%) of the average purchase price paid for all Shares or ADRs previously repurchased by the Company.

     (a - 4)   when the issue price of one Share determined pursuant to the foregoing price-setting conditions will be in U.S. dollars, the issue price of one Share will be the Euro value of the U.S. dollar value (which shall be converted into French francs at the legal rate for the period provided for by the laws and regulation in force) of one (1) share, calculated on the basis of a noon buying rate reported by the Federal Reserve Bank of New York (expressed in Euros per one (1) U.S. dollar) on the day preceding the grant date (or, should there be no quotation on such day, on the preceding day of quotation).

(b)  Waiting Period and Exercise Dates. At the time an Option is granted, the
     ---------------------------------
     Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c)  Form of Consideration. The consideration to be paid for the Shares upon
     ---------------------
     exercise of Options, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and shall consist entirely of an amount in French francs corresponding to the exercise price which may be paid either by:

     (1)  wire transfer;
     (2)  check;
     (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or
     (4)  any combination of the foregoing methods of payment.

9.   Exercise of Option
     ------------------

(a)  Procedure for Exercise ; Rights as a Shareholder
     ------------------------------------------------

     Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives : (i) written notice of exercise (in accordance with the Option Agreement) together with a share subscription or purchase form (bulletin d'achat ou de souscription) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

     Upon exercise of any Option in accordance herewith, the Shares issued to the Optionee shall be assimilated with all other Shares of the Company and shall be entitled to dividends for the fiscal year in course during which the Option is exercised.

     Granting of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purposes of the Plan, by the number of Shares as to which the Option is outstanding.

(b)  Termination of Employment.  Upon termination of an Optionee's Continuous
     -------------------------
Status as a Beneficiary, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for ninety (90) days following the Optionee's termination of Continuous Status as a Beneficiary. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee. In the event that an Optionee's Continuous Status
     ----------------------
as a Beneficiary terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee. In the event of the death of an Optionee during the term
     -----------------
of the Option, the Option may be exercised at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercised portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

10.  Non-Transferability of Options
     ------------------------------

     An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     The Administrator may restrict the right of an Optionee to sell or otherwise dispose of the Shares. In accordance with the Law, such restriction may not exceed three (3) years from the exercise date.

11.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
     ------------------------------------------------------------------------
     Sale
     ----

(a)  Changes in capitalization. In the event of the carrying out by the Company
     -------------------------
of any of the financial operations pursuant to Article 208-5 of the Law as follows:

  - issuance of shares to be subscribed for in cash or by set-off of existing indebtedness offered exclusively to the shareholders;
  - capitalization of reserves, profits, issuance premiums or the distribution of free shares;
  - issuance of bonds convertible or exchangeable into shares offered exclusively to shareholders;
  -  distribution of reserves in cash or portfolio securities; and
  -  capital reduction motivated by losses;

the Administrator shall, in accordance with the conditions provided for in Articles 174-8 et seq. of the decree number 67-236 of March 23, 1967 concerning commercial companies, effect an adjustment of the number and the price of the Shares subject to Option grants.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or
     --------------------------
liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to which the Option would not otherwise be exercisable.

(c)  Change in Control. In the event of a Change in Control of the Company, each
     -----------------
outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or an affiliated company of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee the right to exercise the Option as to the corresponding Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen
(15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the Option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares or ADRs for each Share or ADR held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received was not solely common stock of the successor corporation, or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Option Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares or ADRs in the merger or sale of assets.

12.  Date of Grant
     -------------

     The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

13.  Amendment and Termination of the Plan
     -------------------------------------

(a)  Amendment and Termination. The Administrator may at any time amend, alter,
     -------------------------
     suspend or terminate the Plan.

(b)  Shareholder Approval. The Company shall obtain shareholder approval of any
     --------------------
Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Shares or ADRs is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or
     ----------------------------------
termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.  Conditions Upon Issuance of Shares
     ----------------------------------

(a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an
     ----------------
Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Law, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable U.S. Laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(b)  Investment Representations. As a condition to the exercise of an Option,
     --------------------------
the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being subscribed only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.  Liability of Company
     --------------------

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

16.  Law and Jurisdiction and Language
     ---------------------------------

     This Plan shall be governed by and construed in accordance with the laws of the Republic of France. The Tribunal de Grande Instance of Nanterre shall be exclusively competent to determine any claim or dispute arising in connection herewith.

     The Company, the Board and the Optionees recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties; notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of the Plan.

                                  *  *  *  *

                                    [LOGO]
                               Business Objects

                             BUSINESS OBJECTS S.A.
                       1999 STOCK OPTION GRANT AGREEMENT
                                     Part I
                          NOTICE OF STOCK OPTION GRANT

Name:
Address:



     You have been granted an option to subscribe Shares of the Company, subject to the terms and conditions of the 1999 Stock Option Plan (the Plan) and this Option Agreement, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Term/Expiration Date:

Type of Option  (for US Beneficiaries only): This Option is intended to be an
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Incentive Stock Option ("ISO"). However, in accordance with Section 422(d) of the Internal Revenue Code of 1986 as amended, to the extent that the aggregate fair market value of Shares subject to Incentive Stock Options which become exercisable for the first time during any calendar year (under all plans of the Company or any Affiliated Company) exceeds $100,000, such excess Options is treated as Non-statutory Stock Options ("NSO").

Vesting Schedule:   To be determined on an individual basis.
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Termination Period:   This Option may be exercised for ninety (90) days after
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termination of the Optionee's employment with the Company or the Affiliated
Company as the case may be. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. Save as provided in the Plan, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. You have reviewed the Plan and this Option Agreement in their entirety, had the opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and Option Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. You further agree to notify the Company upon any change in the residence address indicated above. You acknowledge and agree that this Option and its vesting schedule does not constitute an express or implied promise of continued employment and shall not interfere in any way with your right or the Company's right to terminate your employment at any time.

    The Company and the Optionee recognize that the Plan and this Agreement have been prepared both in the French and the English language. The French version is the version that binds the parties, which is to be signed by the Optionee and returned to the Company; notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.


OPTIONEE:                                    FOR BUSINESS OBJECTS S.A.


______________________________               __________________________________

Signature

                             BUSINESS OBJECTS S.A.
                       1999 STOCK OPTION GRANT AGREEMENT
                                    Part II
                              TERMS AND CONDITION

1.   Grant of Option. The Plan Administrator of the Company hereby grants to the
     ---------------
Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1999 Stock Option Plan, which is incorporated herein by reference. Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option.

2.   Exercise of Option
     ------------------

(a)  Right to Exercise. This Option is exercisable during its term in accordance
     -----------------
with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)  Method of Exercise. This Option is exercisable by delivery of an exercise
     ------------------
notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.   Method of Payment. Payment of the aggregate Exercise Price shall be by any
     -----------------
of the following, or a combination thereof, at the election of the Optionee :
(i) wire transfer; (ii) check; (iii) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (iv) any combination of the foregoing methods of payment.

4.   Non-Transferability of Option. This Option may not be transferred in any
     -----------------------------
manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.   Terms of Option. Subject as provided in the Plan, this Option may be
     ---------------
exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.   Entire Agreement; Governing Law. The Plan incorporated herein by reference.
     -------------------------------
The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the Republic of France.

     Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Nanterre.

                               CONSENT OF SPOUSE



                         (to be signed by residents of
                California and other community property states)

          The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to subscribe Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                      ___________________________________
                                      Spouse of Optionee

                             BUSINESS OBJECTS S.A.
   A  Societe Anonyme with a registered capital of French Francs  17,255,441
     Registered office: 1 square Chaptal  92300 Levallois-Perret - France
                       R. C. S.: Nanterre B 379 821 994

                 OPTION EXERCISE NOTICE AND SUBSCRIPTION FORM

IMPORTANT: if your option exercise notice is illegible, incomplete or incorrect, it will be rejected

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Name & first name:               .............................................
                                 In capital letters

Mailing Address:                 .............................................
                                 Street, city, ZIP code, country

Registered for tax purposes at:  .............................................

Home Phone:                      ................ Work Phone:.................

Email address:                   .............................................

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I, the undersigned, hereby give notice, effective the date set forth below, that
I exercise the following stock options previously granted to me by Business Objects S.A. under the 1993, 1994 and/or the 1999 Stock Option Plan(s):

OPTION EXERCISE INFORMATION

- ----------------------------------------------------------------------------------------------------------
   Plan         Grant Date       # Vested Options      Exercise Price per
(1993, 1994   (day/month/year)    being Exercised            Share              Total Exercise Price
 or 1999)                            (# Shares)          (French Francs)           (French francs)
- ----------------------------------------------------------------------------------------------------------
                                                   X                       =
- ----------------------------------------------------------------------------------------------------------
                                                   X                       =
- ----------------------------------------------------------------------------------------------------------
                                                   X                       =
- ----------------------------------------------------------------------------------------------------------
                                    Total Number of Options Exercised:                           Options
- ----------------------------------------------------------------------------------------------------------
      Total Exercise Price Due To Business Objects (in French Francs):
- ----------------------------------------------------------------------------------------------------------

I represent that the above shares are not subject to any encumbrance or other claims and that Business Objects S.A., B.T. Alex Brown, AST StockPlan, and the transfer agent may rely upon this notice as a representation and authorization for this purpose.

METHOD OF EXERCISE

____  1.  Exercise and Hold - No Sale (Cash Exercise only).
          _____  Deliver ADSs to my BT Alex. Brown account number ____________
          _____ Register shares in a shareholder account opened in my name with Banque Paribas

____  2.  Exercise and Sell - "Same Day Sale."   Sell the number of ADSs per
          my verbal orders to BT Alex. Brown. I understand that I must exercise and sell enough ADSs at the market price equal to the sum of (i) the aggregate option exercise price, and (ii) all applicable taxes and fees. Hold the balance of my ADSs in my Alex. Brown account number _________________ and mail me acknowledgment at mailing address indicated below.

cc: B.T. Alex Brown
Banque Paribus

Page 2 Option Exercise Notice and Subscription Form    Your Name: ____________


SECURITIES LAW COMPLIANCE

I do NOT currently have access to, nor and I aware of, any material, non-public inside information regarding Business Objects which could or has influenced my decision to purchase and/or sell this stock. (If you are uncertain as to whether you are a corporate insider or possess material inside information, please contact the Chief Financial Officer of Business Objects, prior to exercising any options, as trading stock based upon your material, non-public inside information could subject you to personal liability.) I acknowledge that, if I am subject to Rule 16(b) of the Securities Exchange Act of 1934, I may be liable to Business Objects S.A. for "short-swing profits".

PAYMENT OF OPTION PRICE AND USE OF PROCEEDS

____ 1. Exercise and Hold - No Sale (Cash Exercise only). I understand I must pay upon exercise the option price in French Francs to Business Objects S.A. by bank wire, bank draft or personal check.

____ 2. Exercise and Sell - "Same Day Sale." I authorize B.T. Alex Brown to pay the aggregate amount of the option price to Business Objects S.A. representing the purchase price of the shares acquired upon exercise and any withholding taxes due. The remaining proceeds will be credited to my B. T. Alex Brown account #______________.

I authorize Business Objects to withhold from the sales proceeds income tax and/or social charges, if any, which I am liable for in connection with the exercise of the options or the disposition of the Shares. In the absence of sales proceeds, or in the event sales proceeds are not sufficient to cover my personal income tax and/or social charges liability, I will reimburse Business Objects for any and all amounts paid by Business Objects on my behalf.

I acknowledge that I have received and understand the terms and conditions of the 1993, 1994 and/or 1999 Business Objects Stock Option Plan(s) and the Option Agreement, and agree to abide by and be bound by their terms and conditions.


Note: Above signature, please print: "Valid for the subscription of --- shares"


OPTIONEE SIGNATURE: _______________________________    DATE: _________________
                                                               Day/month/year


- ---------------------------------------  ---------------------------------------

     AST Stock Plan Approval                     AST Stock Plan Approval
     -----------------------                     -----------------------
                                                 Order number __________

 We hereby confirm that the optionee       We hereby confirm that the option
 is entitled to exercise the Option(s)     price indicated above was paid in
 indicated above, as of the                full to the Company on ___________,
 subscription date indicated above.        and that  _____ shares may validly
                                           be issued as of such date.

 BY:________________________________       BY:________________________________

 Date:______________________________       Date:______________________________

 Title: :___________________________       Title: :___________________________

- ---------------------------------------  ---------------------------------------

cc:  B.T. Alex Brown
     Banque Paribas

                                      -2-